SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 29, 2006

Winmark Corporation
(Exact Name of Registrant as Specified in Its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

000-22012	41-1622691
(Commission File Number)	(I.R.S. Employer Identification Number)

4200 Dahlberg Drive, Suite 100 Golden Valley, MN 55422-4837
(Address of Principal Executive Offices)  (Zip Code)

(612) 520-8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.

On June 29, 2006, John L. Morgan, Chief Executive Officer and Chairman of the Board of Directors of Winmark Corporation (“Winmark”), subscribed for and purchased approximately $1.5 million in unsecured subordinated notes of various maturities ($250,000 of Two Year maturity, $500,000 of Three Year maturity, $500,000 of Four Year maturity, and $250,000 of Five Year maturity notes, all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed on Form 424B2 with the Securities and Exchange Commission on June 16, 2006) offered by Winmark pursuant to a prospectus and related documents declared effective on June 14, 2006. In connection with his investment, Mr. Morgan agreed that his notes would be voted consistent with the majority of the remaining noteholders in an event of default.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Form of Subscription Agreement (1)

10.2	Interest Rate Supplement (2)

(1)	Incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1, effective June 14, 2006 (Reg. No. 333-133393)

(2)	Incorporated by reference to the Form 424(b) filed on June 16, 2006, supplementing the Prospectus filed on Form S-1, effective June 14, 2006 (Reg. No. 333-133393)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINMARK CORPORATION

Date: July 6, 2006	By:	/s/ Catherine P. Heaven
Catherine P. Heaven
General Counsel

EXHIBIT INDEX

to

Form 8-K

Winmark Corporation

10.1	Form of Subscription Agreement (1)

10.2	Interest Rate Supplement (2)

(1)	Incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1, effective June 14, 2006 (Reg. No. 333-133393)

(2)	Incorporated by reference to the Form 424(b) filed on June 16, 2006, supplementing the Prospectus filed on Form S-1, effective June 14, 2006 (Reg. No. 333-133393)